Exhibit 99.3

CORPBANCA

Dealer Manager Agreement

New York, New York

September •, 2004

Citigroup Global Markets Inc.,

as Dealer Manager

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Corpbanca, a sociedad anónima organized under the laws of Chile (the “Bank”), plans to make an offer (together with any amendments, supplements or extensions thereof, the “Exchange Offer”), to exchange one new registered American Depositary Share (each a “Registered ADS” and collectively the “Registered ADSs”), each representing 5,000 shares of common stock of the Bank (the “Common Stock”), for each of its outstanding Rule 144A American Depositary Shares (the “Rule 144A ADSs”), each representing 5,000 shares of Common Stock of the Bank, validly tendered and not withdrawn, on the terms and subject to the conditions set forth in the Exchange Offer Prospectus (as defined below) as the same may be amended or supplemented. Certain terms used herein are defined in Section 17 hereof.

The Rule 144A ADSs were issued pursuant to the Rule 144A Deposit Agreement dated as of November 18, 2003 (the “Rule 144A Deposit Agreement”), among the Bank, The Bank of New York, as depositary (the “Rule 144A Depositary”) and holders from time to time of the Rule 144A American Depositary Receipts (the “Rule 144A ADRs”) issued thereunder evidencing the Rule 144A ADSs.

The Registered ADSs are to be issued pursuant to an amended and restated deposit agreement (the “Registered Deposit Agreement”) among the Bank, The Bank of New York, as depositary (the “Registered ADS Depositary”) and holders from time to time of the American Depositary Receipts (the “Registered ADRs”) issued by the Registered ADS Depositary and evidencing the Registered ADSs. Each Registered ADR may represent any number of Registered ADSs. Unless the context otherwise requires, the term “Securities” shall be deemed to refer to the Common Stock, as well as to any Registered ADSs representing such securities and the Registered ADRs evidencing such Registered ADSs.

The Bank has prepared and filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement (Registration No. 333-•) on Form F-4 for the registration of the Common Stock represented by the Registered ADSs under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”) and the offering thereof pursuant to the Exchange Offer, including the Exchange Offer Prospectus (as defined below) relating to the Exchange Offer, (ii) a registration statement (File No. •) on Form 20-F

(the “20-F Registration Statement”) for the registration of the Common Stock represented by the Registered ADSs under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) and (iii) a registration statement on Form F-6 (the “ADR Registration Statement”) in connection with the Registered ADSs to be issued in connection with the Exchange Offer. Each of such registration statements on Form F-4 and Form F-6 was declared effective by the Commission prior to the date that the Exchange Offer Prospectus will be first distributed to the holders of the Rule 144A ADSs (the “Commencement Date”).

The term “Registration Statement” means the aforementioned registration statement on Form F-4, including the 20-F Registration Statement included as an annex therein and exhibits and financial statements, as amended to the date of execution of this Dealer Manager Agreement (the “Agreement”) (or, if not effective at such execution time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the date on which the Rule 144A ADSs are accepted for exchange pursuant to the Exchange Offer (the “Settlement Date”), shall also mean such registration statement as so amended. The term “Exchange Offer Prospectus” means the prospectus relating to the Exchange Offer that is first filed pursuant to Rule 424(b) under the Act (“Rule 424(b)”) after the execution of this Agreement or, if no filing pursuant to Rule 424(b) is required, shall mean the form of prospectus relating to such offering included in the Registration Statement when it was declared effective, in either case, including any annexes thereto. Any reference herein to the Registration Statement or the Exchange Offer Prospectus shall include, in each case, the documents, if any, incorporated by reference therein which were filed or furnished under the Exchange Act on or before the Effective Date or issue date of such Registration Statement or Exchange Offer Prospectus; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Exchange Offer Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Exchange Offer Prospectus, as the case may be, deemed to be incorporated therein by reference. The term “Offering Documents” shall mean the Registration Statement, the ADR Registration Statement, the Exchange Offer Prospectus and any amendment or supplement to any of the foregoing.

The term “you” or “your” as used herein, unless the context otherwise requires, shall mean Citigroup Global Markets Inc.

1. Appointment as Dealer Manager.

(a) The Bank agrees that you will act as the exclusive dealer manager for the Exchange Offer (the “Dealer Manager”) in accordance with your customary practices, including without limitation by soliciting tenders pursuant to the Exchange Offer and assisting in the distribution of the Offering Documents.

(b) You agree that all actions taken by you as Dealer Manager have complied and will comply in all material respects with all applicable laws, regulations and rules of the United States, including, without limitation, the applicable rules and regulations of the registered national securities exchanges of which you are a member and of the National Association of Securities Dealers, Inc.

(c) The Bank and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of tenders and that each of the Dealer Manager’s duties arising out of its engagement pursuant to this Agreement shall be owed solely to the Bank, and the Dealer Manager represents and warrants that it is acting on its own behalf in entering into this Agreement and performing its obligations hereunder.

(d) The Dealer Manager, in its sole discretion, may continue to own or dispose of, in any manner it may elect, any Rule 144A ADSs it may beneficially own at the date hereof or hereafter acquire, in any such case subject to applicable law. The Dealer Manager has no obligation to the Bank, pursuant to this Agreement or otherwise, to tender or refrain from tendering Rule 144A ADSs beneficially owned by it in the Exchange Offer. The Dealer Manager acknowledges and agrees that if the Exchange Offer is not consummated for any reason, the Bank shall have no obligation, pursuant to this Agreement or otherwise, to acquire any Rule 144A ADSs from the Dealer Manager or otherwise to hold the Dealer Manager harmless with respect to any losses it may incur in connection with the resale to any third parties of any Rule 144A ADSs.

(e) The Bank agrees that it will not file, use or publish any material in connection with the Exchange Offer, use the name Citigroup Global Markets or refer to you or your relationship with the Bank, without your prior written consent to the form of such use or reference, which consent shall not be unreasonably withheld. There shall be no fee for any such permitted use or reference other than as set forth herein.

2. Compensation.

(a) The Bank shall pay to you in respect of your services as Dealer Manager the fee set forth in the attached Schedule A (the “Fee”). The Bank shall promptly reimburse you, without regard to consummation of the Exchange Offer, for your reasonable out-of-pocket expenses in preparing for and performing your functions as Dealer Manager, including the reasonable fees, costs and out-of-pocket expenses of your counsel for their representation of you in connection therewith; provided that the Bank shall not reimburse you in any amount above U.S.$50,000 in respect of the fees, costs and expenses of your counsel; and provided, further, that all expenses for which reimbursement is sought hereunder shall be itemized and documented to the Bank’s satisfaction.

(b) The Bank further agrees that all amounts payable hereunder shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Bank will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

3. Representations and Warranties. The Bank represents and warrants to and agrees with you as of the date hereof and as of each day in the Offer Period as set forth below in this Section 3:

(a) The Bank meets the requirements for the use of Form F-4 under the Act. The Registration Statement and the ADR Registration Statement have become effective or will become effective prior to the Commencement Date, as applicable; if the Registration Statement or the ADR Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Exchange Offer Prospectus, or in the Exchange Offer Prospectus as supplemented, complied or will comply when so filed in all material respects with the Exchange Act, (ii) each part of the Registration Statement, when such part became effective (each such date, the “Effective Date”), did not contain, and each such part, when amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) on the Effective Date the Registration Statement did or will, and when the Exchange Offer Prospectus is first filed (if required) in accordance with Rule 424(b) and at all times from the date hereof to and including the Settlement Date, the Exchange Offer Prospectus (and any supplements thereto) did or will, comply in all material respects with the Act and the Exchange Act and (iv) on the Effective Date, the Exchange Offer Prospectus, if not filed pursuant to 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and at all times from the date hereof to and including the Settlement Date, the Exchange Offer Prospectus (together with any supplement thereto) will not, and on each of such dates the letter to brokers, letter to clients and, if in existence on such date, any press release or “tombstone” advertisement issued by the Bank in connection with this transaction (collectively, the “Ancillary Documents”) did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Exchange Offer Prospectus (or any supplement thereto) or the Ancillary Documents in reliance upon and in conformity with information furnished in writing to the Bank by or on behalf of you specifically for inclusion in the Registration Statement, the Exchange Offer Prospectus (or any supplement thereto) or the Ancillary Documents.

(c) At the Commencement Date and the Settlement Date, the Offering Documents as amended or supplemented at such date, including any information incorporated by reference therein from any report filed or submitted by the Bank under the Exchange Act, complied and will comply in all material respects with all applicable requirements of the laws of those jurisdictions in which solicitations of tenders are or will be made in the Exchange Offer pursuant to this Agreement; provided, however, that the Bank makes no representation or warranty as to the information contained in or omitted from the Offering Documents, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Bank by or on behalf of you specifically for inclusion therein.

(d) The Bank has previously filed the ADR Registration Statement with the Commission for the registration under the Act of the offering and sale of the Registered ADSs. The Bank may have filed one or more amendments thereto, each of which has previously been furnished to you. At the time of its effectiveness, the ADR Registration Statement did or will comply and on the Settlement Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(f) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that would reasonably be expected to prevent the issuance of the Registered ADSs in exchange for the Rule 144A ADSs, suspend the effectiveness of the Registration Statement or the ADR Registration Statement, prevent or suspend the use of the Exchange Offer Prospectus (or any supplement thereto), or suspend the offer, sale or delivery of the Registered ADSs in any jurisdiction. No injunction, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued and served on the Bank or any of its subsidiaries with respect to the Bank or any of its subsidiaries that would reasonably be expected to prevent or suspend the issuance or sale of the Registered ADSs, the effectiveness of the Registration Statement or the ADR Registration Statement, or the use of the Exchange Offer Prospectus (or any supplement thereto).

(g) The Bank is subject to, and is reporting in accordance with, the requirements of Section 13 or Section 15(d) of the Exchange Act.

(h) Upon issuance by the Registered ADS Depositary of Registered ADSs evidenced by Registered ADRs against deposit of Common Stock in accordance with the provisions of the Registered Deposit Agreement, such Registered ADRs evidencing Registered ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names the Registered ADRs evidencing Registered ADSs are duly registered will be entitled to the rights specified in the Registered ADRs evidencing Registered ADSs and the Registered Deposit Agreement.

(i) Except as described in the Exchange Offer Prospectus, no Chilean transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Dealer Manager in connection with (i) the execution and delivery of this Agreement or the Registered Deposit Agreement, (ii) the consummation of the Exchange Offer or (iii) the deposit with the Registered ADS Depositary of Common Stock against issuance of the Registered ADRs evidencing the Registered ADSs, except (A) that any payment to be made by the Bank outside of Chile pursuant to this Agreement will be subject to a withholding tax of 35% levied on the gross amount of such payment unless such payment is qualified as a commission under the provisions of paragraph 2 of Article 59 of the Chilean Income Tax Law, and thus, benefits from the tax exemption established therein and (B) for taxes, if any, imposed on the net income of the Dealer Manager, which, other than as a result of the offer and sale of the Securities contemplated hereby, has a permanent establishment in Chile.

(j) Except as described in the Registered Deposit Agreement and the Exchange Offer Prospectus, all dividends and other distributions declared and payable on the Common Stock may, under current Chilean law and regulations, including any foreign exchange or foreign currency approvals, be paid to the Registered ADS Depositary and to the holders of Securities, as the case may be, in Chilean pesos and may be converted freely into foreign currency that may be transferred out of Chile in accordance with Section 4.05 of the Registered Deposit Agreement.

(k) The Bank is not, and after giving effect to the offering and sale of the Securities will not be, an “investment company” as defined in the Investment Company Act.

(l) The Bank is not and does not expect to become a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(m) The Bank is not a “foreign personal holding company” within the meaning of the United States Internal Revenue Code of 1986, as amended.

(n) The Bank has not paid or agreed to pay to any person any compensation for the solicitation of tenders by holders of Rule 144A ADSs pursuant to the Exchange Offer.

(o) Each of the Bank and its subsidiaries has been duly incorporated and is validly existing as a banking corporation (sociedad anónima bancaria) or a stock corporation (sociedad anónima), as the case may be, under the laws of Chile with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Exchange Offer Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect or a prospective material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Bank and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(p) All the outstanding shares of capital stock of each subsidiary of the Bank have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Exchange Offer Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Bank either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, except for such security interests, claims, liens or encumbrances that would not, singularly or in the aggregate, have a Material Adverse Effect.

(q) The Bank’s authorized equity capitalization is as set forth in the Exchange Offer Prospectus; the capital stock of the Bank conforms to the description thereof contained in the Exchange Offer Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the certificates for the shares of Common Stock are in valid and sufficient form.

(r) The statements in the Exchange Offer Prospectus under the headings “U.S. Federal Income Tax Considerations,” “Terms of the Exchange Offer,” “Item 4. Information on the Company — B. Business Overview — Regulation and Supervision,” “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Legal Proceedings,” “Item 10. Additional Information — A. Share Capital,” and “Item 10. Additional Information — D. Exchange Controls” fairly summarize the matters therein described.

(s) This Agreement has been duly authorized, executed and delivered by the Bank.

(t) The Registered Deposit Agreement has been duly authorized and, when executed and delivered by the Bank, will constitute a valid and binding obligation of the Bank enforceable against it in accordance with its terms subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principals.

(u) No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries or any of their respective properties or assets is required in connection with the transactions contemplated herein or for the performance by the Bank of its obligations under the Registered Deposit Agreement, or in connection with the conduct and consummation of the Exchange Offer, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered pursuant to the Exchange Offer. Except for the filings of (i) copies of the Registration Statement, (ii) executed copies of this Agreement and the Registered Deposit Agreement, and (iii) copies of the master receipts evidencing the Registered ADSs with the Superintendencia de Bancos e Instituciones Financieras, the Superintendencia de Valores y Seguros and the Santiago Stock Exchange (which filings may occur after the Settlement Date), no filing, request or application is necessary or required to authorize the offering of the Securities under Chilean law.

(v) The Bank has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission pursuant to the Exchange Act and included as an annex to the Prospectus, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission, or (ii) in respect of which the Bank has agreed with the staff of the Commission to make a prospective change in future reports filed by it with the Commission pursuant to the Exchange Act, of which agreement the Dealer Manager and its counsel have been made aware.

(w) None of the execution and delivery of this Agreement, the delivery to and deposit with the Registered ADS Depositary in accordance with the terms of the Registered Deposit Agreement of the shares of Common Stock, the conduct or the consummation of the Exchange Offer, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Registered Deposit Agreement will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Bank or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Bank or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Bank or any of its subsidiaries or any of its or their properties, except in each case for such conflicts, breaches, violations, liens, charges or encumbrances as would not reasonably be expected to have a Material Adverse Effect.

(x) The consolidated historical financial statements and related notes and schedules of the Bank and its consolidated subsidiaries included in the Exchange Offer Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Bank and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in Chile applied on a consistent basis throughout the periods involved (except as otherwise noted therein), have been audited in accordance with auditing standards generally accepted in the United States and have been reconciled to accounting principles generally accepted in the United States as required by the applicable accounting requirements of the Act. The selected consolidated financial data set forth under the caption “Selected Consolidated Financial Information” in the Exchange Offer Prospectus and Registration Statement fairly present, on the basis stated in the Exchange Offer Prospectus and the Registration Statement, the information included therein.

(y) Except as set forth in the Exchange Offer Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Bank, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Registered Deposit Agreement, the conduct or consummation of the Exchange Offer or any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(z) Except as described in the Exchange Offer Prospectus, the Bank and its subsidiaries have good title to all of their respective properties, free and clear of all encumbrances, and all of the leases and subleases material to the business of the Bank and its subsidiaries, considered as one enterprise, and under which the Bank or any of its subsidiaries holds properties, are in full force and effect, and neither the Bank nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Bank or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Bank or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that could result in a Material Adverse Effect; provided that none of the subsidiaries of the Bank makes any such representation other than with respect to each such subsidiary.

(aa) Neither the Bank nor any of its subsidiaries is in violation or default of (i) any provision of its estatutos or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Bank or such subsidiary or any of its properties, as applicable, except in each case for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(bb) Deloitte & Touche, independent accountants, who have certified certain financial statements of the Bank and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Exchange Offer Prospectus, are independent public accountants with respect to the Bank within the meaning of the Act and the applicable published rules and regulations thereunder.

(cc) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required under U.S. federal law or the laws of any state, or any political subdivision thereof, to be paid in connection with the execution and delivery of this Agreement or the performance by the Bank of its obligations hereunder or the conduct and consummation of the Exchange Offer.

(dd) The Bank has filed all Chilean and all foreign, U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Exchange Offer Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Exchange Offer Prospectus.

(ee) No labor problem or dispute with the employees of the Bank or any of its subsidiaries exists or, to the knowledge of the Bank, is threatened or imminent that is reasonably likely to have a Material Adverse Effect.

(ff) No subsidiary of the Bank is currently prohibited, directly or indirectly, from paying any dividends to the Bank, from making any other distribution on such subsidiary’s capital stock, from repaying to the Bank any loans or advances to such subsidiary from the Bank or from transferring any of such subsidiary’s property or assets to the Bank or any other subsidiary of the Bank, except, in each case, as described in the Exchange Offer Prospectus.

(gg) The Bank and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged in Chile.

(hh) The Bank and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Chilean and foreign regulatory authorities necessary to conduct their respective businesses, except where the lack thereof would not have a Material Adverse Effect, and neither the Bank nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ii) The Bank and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Chile and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The Bank and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Bank’s business as now conducted or as proposed in the Exchange Offer Prospectus to be conducted, except for such Intellectual Property the absence of which would not have a Material Adverse Effect. Except as set forth in the Exchange Offer Prospectus and in each case except as would not reasonably be expected to result in a Material Adverse Effect, (i) to the Bank’s best knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Bank’s best knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending, or, to the Bank’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Bank’s rights in or to any such Intellectual Property, and the Bank is unaware of any facts which would form a reasonable basis for any such claim; (iv) to the Bank’s best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Bank is unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending, or, to the Bank’s best knowledge, threatened action, suit, proceeding or claim by others that the Bank infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Bank is unaware of any other fact which would form a reasonable basis for any such claim.

(kk) None of the subsidiaries of the Bank is a “significant subsidiary” (as defined in Rule l-02 of Regulation S-X under the Act).

(ll) None of the Bank, its subsidiaries or, to the knowledge of the Bank, any director, officer, agent, employee or Affiliate of the Bank or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Bank, its subsidiaries and, to the knowledge of the Bank, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm) The operations of the Bank and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Bank, threatened.

(nn) There is and has been no material failure on the part of the Bank and any of the Bank’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(oo) None of the Bank, any of its subsidiaries or, to the actual knowledge of the Bank, any director, officer, agent, employee or Affiliate of the Bank or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(pp) The information set forth in the Registration Statement and the Exchange Offer Prospectus relating to selected statistical information required to be disclosed by bank holding companies in the Registration Statement and Exchange Offer Prospectus pursuant to the Act and the regulations thereunder has been prepared by the Bank in all material respects in accordance with the methods generally applied in the banking industry and conforms in all material respects to the requirements of the Act and such Chilean regulations.

(qq) Nothing has come to the attention of the Bank that has caused the Bank to believe that the statistical and market-related data included in the Exchange Offer Prospectus is not based on or derived from sources that are reliable and accurate.

(rr) Except as disclosed in the Exchange Offer Prospectus, the Bank does not have any material lending relationship with any bank or lending affiliate of the Dealer Manager.

(ss) The Bank has made or will make the customary arrangements with The Depository Trust Company (“DTC”) to allow for the book-entry movement of tendered Rule 144A ADSs between DTC participants and the Exchange Agent.

(tt) Neither the Bank nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile.

Any certificate signed by any officer of the Bank and delivered to the Dealer Manager or counsel for the Dealer Manager in connection with the Exchange Offer shall be deemed a representation and warranty by the Bank as to matters covered thereby to the Dealer Manager.

4. Agreements. The Bank agrees with the Dealer Manager that:

(a) Following the declaration of effectiveness of each of the Registration Statement and the ADR Registration Statement, the Bank will use its best efforts to maintain the effectiveness of the Registration Statement and the ADR Registration Statement, to cause any amendment thereof to be declared effective by the Commission, and to cause the Registered ADSs to be approved for listing on the New York Stock Exchange. Between the date of entering into this Agreement and the termination of the offering of the Registered ADSs pursuant to the Exchange Offer, the Bank will not file (x) any amendment to the Registration Statement or the ADR Registration Statement or (y) any supplement to the Exchange Offer Prospectus without first providing you with a copy of such amendment or supplement. Subject to the foregoing sentence, if filing of the Exchange Offer Prospectus is required under Rule 424(b), the Bank will cause the Exchange Offer Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to you of such timely filing. The Bank will promptly advise you (i) when the Registration Statement and the ADR Registration Statement, and any amendment thereto, shall have become effective, (ii) when the Exchange Offer Prospectus, and any supplement thereto or any document incorporated therein, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Registered ADSs pursuant to the Exchange Offer, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Exchange Offer Prospectus or for any additional information, (v) of the issuance by the Commission of any order relating to any document incorporated in the Exchange Offer Prospectus or any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or the Bank becoming aware of the institution or threatening of any proceeding for any such purpose, and (vi) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Registered ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Bank will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Bank will furnish to the Dealer Manager and to counsel for the Dealer Manager, without charge, during the period beginning on the Commencement Date and continuing to and including the Settlement Date, copies of the Offering Documents and any amendments and supplements thereto in such quantities as the Dealer Manager may reasonably request.

(c) After the consummation of the Exchange Offer, the Bank will make generally available an earnings statement or statements of the Bank and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) If, at any time prior to the Settlement Date, any event occurs as a result of which the Exchange Offer Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Registration Statement, the ADR Registration Statement or the Exchange Offer Prospectus to comply with applicable law, the Bank will promptly: (i) notify the Dealer Manager of any such event or non-compliance at which time the Dealer Manager shall be entitled to cease soliciting tenders until such time as the Bank has complied with clause (iii) of this sentence; (ii) prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any such amendment or supplement to the Dealer Manager and counsel for the Dealer Manager without charge in such quantities as the Dealer Manager may reasonably request.

(e) The Bank will use its best efforts in cooperation with the Dealer Manager to arrange, if necessary, for the qualification of the Registered ADSs for offer by the

Dealer Manager under the laws of such jurisdictions as the Dealer Manager may designate and will maintain such qualifications in effect so long as required for such offer; provided that in no event shall the Bank be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering of the Registered ADSs, in any jurisdiction in which it is not now so subject. The Bank will promptly advise the Dealer Manager of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Registered ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) The Bank will not, and will not permit any of its Affiliates to, resell any Registered ADSs that have been acquired by them. The Bank will cause all Rule 144A ADSs accepted in the Exchange Offer to be cancelled.

(g) The Bank will cooperate with the Dealer Manager and use its commercially reasonably best efforts to permit the Registered ADSs to be eligible for clearance and settlement through The Depository Trust Company.

(h) The Bank agrees to pay or cause to be paid the costs and expenses relating to the following matters: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Registered ADSs under the Act and all other expenses in connection with the preparation, printing and filing with the Commission of the Registration Statement, the ADR Registration Statement and the Exchange Offer Prospectus and amendments and supplements thereto and the mailing and delivering (including postage, air freight charges and charges for counting and packaging) of such copies thereof to the Dealer Manager, as may, in each case, be reasonably requested for use in connection with the conduct and consummation of the Exchange Offer; (ii) the preparation of this Agreement and the Registered Deposit Agreement, the deposit of the Registered ADSs under the Registered Deposit Agreement, the issuance of the ADSs representing such deposited shares, the issuance of the Registered ADRs evidencing such Registered ADSs and the fees of the Registered Depositary, the Exchange Agent and, in the event that an information agent is appointed, such information agent, as may, in each case, be reasonably requested for use in connection with the Exchange Offer; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Exchange Offer; (v) any registration or qualification of the Registered ADSs for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such registration and qualification); (vi) transportation and other expenses incurred by or on behalf of Bank representatives in connection with presentations to prospective participants in the Exchange Offer; (vii) fees and expenses incurred in connection with listing the Registered ADSs on the New York Stock Exchange; and (viii) all other costs and expenses incident to the performance by the Bank of its obligations hereunder and in connection with the Exchange Offer.

(i) The Bank will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Bank’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

(j) The Bank will, for a period of twelve months following the Commencement Date, furnish to the Dealer Manager all reports or other communications (financial or other) generally made available to stockholders, and deliver to the Dealer Manager (i) as soon as they are available, copies of any reports and financial statements furnished to or filed or submitted with the Commission or any securities exchange on which any class of securities of the Bank is listed and (ii) such additional information concerning the business and financial condition of the Bank as the Dealer Manager may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Bank and its subsidiaries are consolidated in reports furnished to stockholders).

5. Conditions to the Obligations of the Dealer Manager. The obligations of the Dealer Manager under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Bank contained herein at the Commencement Date and the Settlement Date, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions:

(a) At the Commencement Date and the Settlement Date, the Bank shall have requested and caused the following opinions to have been furnished to the Dealer Manager, in each case addressed to, and in form and substance satisfactory to, the Dealer Manager:

(i) (A) an opinion of Poduje & Cía., special Chilean counsel to the Bank (“Chilean Counsel”), dated the Commencement Date, substantially in the form of Exhibit A hereto, and (B) an opinion of Chilean Counsel, dated the Settlement Date, substantially in the form of Exhibit A hereto, which opinion shall reaffirm as of the Settlement Date the legal opinions furnished by such counsel under (i)(A) above;

(ii) (A) an opinion of White & Case LLP, special U.S. counsel to the Bank (“U.S. Counsel”), dated the Commencement Date, substantially in the form of Exhibit B hereto, and (B) an opinion of U.S. Counsel, dated the Settlement Date, substantially in the form of Exhibit B hereto, which opinion shall reaffirm as of the Settlement Date the legal opinions furnished by such counsel under (ii)(A) above.

(iii) (A) an opinion of Emmet, Marvin & Martin, LLP, counsel for the Registered ADS Depositary (“EMM”), dated the Commencement Date,

substantially in the form of Exhibit C hereto, and (B) an opinion of EMM, dated the Settlement Date, substantially in the form of Exhibit C hereto, which opinion shall reaffirm as of the Settlement Date the legal opinions furnished by such counsel under (iii)(A) above.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than, in the case of Chilean Counsel, Chile or, in the case of U.S. Counsel, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Dealer Manager, and (B) as to matters of fact, to the extent they deem proper, on certificates of officers of the Bank and public officials.

(b) At the Commencement Date and the Settlement Date, the Bank shall have furnished to the Dealer Manager a certificate of the Bank, signed by its Chairman of the Board or President and the principal financial or accounting officer of the Bank, dated as of the Commencement Date or the Settlement Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Exchange Offer Prospectus, any amendment or supplement to the Exchange Offer Prospectus and this Agreement and that:

(i) the representations and warranties of the Bank in this Agreement are true and correct on and as of the Settlement Date with the same effect as if made on the Commencement Date, and the Bank has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date; and

(ii) since the date of the most recent financial statements included in the Exchange Offer Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Bank and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Exchange Offer Prospectus (exclusive of any amendment or supplement thereto).

(c) The Bank shall have requested and caused its independent public accountants to have furnished to the Dealer Manager, at the Commencement Date and at the Settlement Date, letters, dated respectively as of the Commencement Date and as of the Settlement Date, in form and substance satisfactory to the Dealer Manager, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of certain financial information of the Bank as agreed upon with the Dealer Manager, in accordance with Statement on Auditing Standards No. 72.

(d) The Registration Statement and the ADR Registration Statement shall have become effective prior to the Commencement Date; if filing of the Exchange Offer Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Exchange

Offer Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no order relating to any document incorporated in the Exchange Offer Prospectus (as supplemented) or any stop order suspending the effectiveness of the Registration Statement or ADR Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or, to the knowledge of the Bank, threatened.

(e) Subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Exchange Offer Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties the Bank and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Exchange Offer Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to market or deliver the Registered ADSs or solicit tenders of Rule 144A ADSs as contemplated by the Registration Statement, the ADR Registration Statement (exclusive of any amendment thereof) and the Exchange Offer Prospectus (exclusive of any amendment or supplement thereto).

(f) On or prior to the Settlement Date, the Registered ADSs shall be eligible for clearance and settlement through The Depository Trust Company.

(g) The Bank shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement and the Registered Deposit Agreement.

(h) The Bank and the Registered ADS Depositary shall have executed and delivered the Registered Deposit Agreement, and such Registered Deposit Agreement shall be in full force and effect.

(i) Prior to the Settlement Date, the Bank shall have delivered to the Dealer Manager and its counsel such further information, certificates and documents as they may reasonably request.

If (i) any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, (ii) any of the representations and warranties set forth in Section 3 hereof is untrue or is breached in any material respect, (iii) the Bank fails to comply with any of the covenants set forth in Section 4 of this Agreement, or (iv) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be cancelled at, or at any time prior to, the Settlement Date by the Dealer Manager. Notice of any such cancellation shall be given to the Bank in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 will be delivered at the office of counsel for the Dealer Manager, at 1 Liberty Plaza, New York, NY 10006.

6. Indemnification and Contribution.

(a) The Bank agrees to indemnify and hold harmless the Dealer Manager, the directors, officers, employees, members, Affiliates and agents of the Dealer Manager and each person who controls the Dealer Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon the omission or alleged omission to state in any such document a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon information furnished by the Dealer Manager to the Bank in writing expressly for use therein), (ii) arising out of or based upon any withdrawal by the Bank of, or failure by the Bank to make or consummate, the Exchange Offer or the transactions contemplated thereby or any other failure to comply with the terms and conditions specified in the Offering Documents, (iii) arising out of the breach or alleged breach by the Bank of any representation, warranty or covenant set forth in this Agreement or (iv) otherwise arising out of, relating to or in connection with the Exchange Offer, the other transactions described in the Offering Documents or your services as the Dealer Manager hereunder. The Bank shall not, however, be responsible for any loss, claim, damage or liability pursuant to clause (iv) of the preceding sentence of this Section 6, which has been finally judicially determined to have resulted primarily from the gross negligence or willful misconduct on the part of any indemnified party, other than any loss, claim, damage and liability arising out of or resulting from actions performed at the request of or with the consent of the Bank. This indemnity agreement will be in addition to any liability that the Bank may otherwise have.

(b) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and does not contain a statement of fault, culpability or failure to act on behalf of an indemnifying party. An indemnifying party shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(c) In the event that the indemnity provided in paragraph (a) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Bank and the Dealer Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively, the “Losses”) to which the Bank and the Dealer Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Dealer Manager on the one hand and the Bank on the other from the Exchange Offer; provided, however, that in no case shall the Dealer Manager be responsible for any amount in excess of the Fee due (or anticipated to be due) to the Dealer Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Bank and the Dealer Manager shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and of the Dealer Manager on the other in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Bank shall be deemed to be equal to the dollar value of the aggregate principal amount of 144A ADSs subject to the Exchange Offer, and benefits received (or anticipated to be received) by the Dealer Manager shall be deemed to be equal to the Fee paid by the Bank to you hereunder (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Bank or other conduct by the Bank on the one hand or the Dealer Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Bank and the Dealer Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Dealer Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Dealer Manager shall have the same rights to contribution as such Dealer Manager, and each person who controls the Bank within the meaning of either the Act or the Exchange Act and each officer and director of the Bank shall have the same rights to contribution as the Bank, subject in each case to the applicable terms and conditions of this paragraph (d).

7. Representation and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Bank or its officers and of the Dealer Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or the Bank or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Registered ADSs. The provisions of the last sentence of Section 2 and the provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

8. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Bank, will be mailed, delivered or telefaxed to 56 2 687 8302 and confirmed to it at Huérfanos 1072, Piso 8, Santiago, Chile, attention of the Legal Department, with a copy to Howard M. Kleinman, Esq., White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 (fax no. (212) 354-8113).

9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

10. Jurisdiction. The Bank agrees that any suit, action or proceeding against the Bank brought by the Dealer Manager, its directors, officers, employees and agents, or by any person who controls the Dealer Manager, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and the County of New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Bank hereby appoints CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager, or by any person who controls the Dealer Manager, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Bank hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager, or by any person who controls the Dealer Manager, in any court of competent jurisdiction in Chile. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

12. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Bank in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Bank will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Bank not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

13. Waiver of Immunity. To the extent that the Bank has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Bank hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

14. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Bank) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup Global Markets” shall mean Citigroup Global Markets Inc.

“Commencement Date” shall mean the date on which the Exchange Offer Prospectus is first distributed to holders of Rule 144A Notes.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agent” shall mean The Bank of New York.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Offer Period” shall mean the period from and including the Commencement Date to and including the Settlement Date.

“Regulation D” shall mean Regulation D under the Securities Act.

“Rule 462(b) shall mean such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 3(a)(1) hereof.

“U.S.” or the “United States” shall mean the United States of America.

“Us” shall mean the Bank.

“You” or “Your” shall refer to Citigroup Global Markets.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Bank and the Dealer Manager.

Very truly yours,

Corpbanca

By
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.
as Dealer Manager

By
Name:
Title:

Schedule A

Dealer Manager Fee

No fee will be payable by the Bank to the Dealer Manager in respect of its services as Dealer Manager.

Exhibit A

FORM OF OPINION OF PODUJE & CÍA

Pursuant to Section 5(a) of the Dealer Manager Agreement, the Bank shall have requested and caused Poduje & Cía. to furnish the Dealer Managers the opinion of such counsel, dated the Commencement Date and Settlement Date and addressed to the Dealer Manager, to the effect that:

(i) Each of the Bank and its subsidiaries has been duly incorporated and is validly existing as a corporation (sociedad anónima) as the case may be, in good standing under the laws of the Republic of Chile with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Exchange Offer Prospectus.

(ii) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Exchange Offer Prospectus (including any amendments or supplements thereto), all outstanding shares of capital stock of the Subsidiaries are owned by the Bank either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of this counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

(iii) The Bank’s authorized equity capitalization is as set forth in the Exchange Offer Prospectus (including any supplements thereto); the capital stock of the Bank conforms in all material respects to the description thereof contained in the Exchange Offer Prospectus (including any supplements thereto); the outstanding shares have been duly and validly authorized and issued and are fully paid and nonassessable; the shares of Common Stock have been duly and validly authorized, and, when issued and delivered to and paid for pursuant to the Exchange Offer, will be fully paid and nonassessable; certificates for the Securities are in valid and sufficient form; the shares underlying the Registered ADSs are duly listed, and admitted and authorized for trading; the holders of outstanding shares of capital stock of the Bank are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth or contemplated in the Exchange Offer Prospectus (including any supplements thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Bank are outstanding.

(iv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Exchange Offer Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Exchange Offer Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Exchange Offer Prospectus under the heading “Taxation—Chilean Tax Considerations” constitute fair summaries of those statutes and regulations discussed therein applicable to the offering of the Securities; and the statements in the Exchange Offer Prospectus under the headings “Enforceability of Civil Liabilities”, “Item 4. Information on the Company — History and

Development of the Company — Business Overview”, “Item 4. — Information on the Company — History and Development of the Company — Business Overview — Regulation and Supervision”, “Item 10. Additional Information — Exchange Controls” and “Item 10. Additional Information — Taxation—Chilean Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(v) The Registered Deposit Agreement has been duly authorized, executed and delivered by the Bank and constitutes a legal, valid and binding instrument enforceable against the Bank in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(vi) The Dealer Manager Agreement has been duly authorized, executed and delivered by the Bank and constitutes a legal, valid and binding instrument enforceable against the Bank in accordance with its terms.

(vii) Such counsel has no reason to believe that at the Commencement Date or on the Settlement Date the Exchange Offer Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

(viii) Except for the filings of the Exchange Offer Prospectus, the Dealer Manager Agreement and the Registered Deposit Agreement and the master receipts evidencing the Registered ADSs with the Superintendencia de Bancos e Instituciones Financieras, the Superintendencia de Valores y Seguros and the Santiago Stock Exchange (which may occur after the Settlement Date), no consent, approval, authorization, filing with or order of any court or governmental agency or body in Chile is required in connection with consummation by the Bank of the transactions contemplated in the Dealer Manager Agreement or the Registered Deposit Agreement;

(ix) Neither the execution and delivery of the Dealer Manager Agreement or the Registered Deposit Agreement, the consummation of the Exchange Offer, nor the consummation of any other of the transactions contemplated in the Dealer Manager Agreement or the Registered Deposit Agreement nor the fulfillment of any of the terms of the Registered ADS Deposit Agreement and the Dealer Manager Agreement will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or its subsidiaries pursuant to, (a) the estatutos of the Bank or its subsidiaries, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Bank or its subsidiaries is a party or bound or to which its or their property is subject, or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Bank or its subsidiaries of any Chilean court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Bank or its subsidiaries or any of its or their respective properties.

(x) The indemnification provisions set forth in Section 6 of the Dealer Manager Agreement do not contravene the public policy or laws of the Republic of Chile or any political subdivision thereof, without expressing any opinion as to the validity of the contribution provisions set forth in such section.

(xi) No subsidiary of the Bank is currently prohibited or otherwise restricted, directly or indirectly, from paying any dividends to the Bank, from making any other distribution on such subsidiary’s capital stock, from repaying to the Bank any loans or advances to such subsidiary from the Bank or from transferring any of such subsidiary’s property or assets to the Bank or any loans or advances to such subsidiary from the Bank or from transferring any of such subsidiary’s property or assets to the Bank or any other subsidiary of the Bank, except as described in the Exchange Offer Prospectus;

(xii) The Bank and its subsidiaries have good and marketable title to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Exchange Offer Prospectus, or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Bank and its subsidiaries; and any real property and buildings held under lease by the Bank and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Bank or its subsidiaries;

(xiii) Except as described in the Exchange Offer Prospectus, the Bank and each of its subsidiaries have obtained all approvals and orders of and from all governmental regulatory officials and bodies that are necessary to own or lease their proprieties and conduct their business as described in the Exchange Offer Prospectus and are material to the business of the Bank and its subsidiaries taken as a whole;

(xiii) Except as described in the Exchange Offer Prospectus, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in Chile is required to effect dividend payments on any of the shares of Common Stock or for the Registered ADS Depositary to convert dividend payments by the Bank into U.S. dollars for distribution to holders of ADSs; and except for the 35% withholding tax disclosed in the Exchange Offer Prospectus and as described in it, all such dividends will not be subject to Chilean withholding or taxes under Chilean law and are otherwise free and clear of any other tax, duty, withholding or deduction in Chile..

(xv) To ensure the legality, validity, enforceability or admissibility into evidence of each of the Dealer Manager Agreement or the Registered Deposit Agreement and any other document required to be furnished hereunder or thereunder in Chile, it is not necessary that the Dealer Manager Agreement, the Registered Deposit Agreement or any such other document be filed or recorded with any court or other authority in Chile, provided such documents are executed outside of Chile, or that any stamp, registration or similar tax be paid on or in respect of any such document or the shares of Common Stock or the Registered ADSs in connection with conduct or consummation of the Exchange Offer.

(xvi) The choice of the laws of the State of New York to govern the Dealer Manager Agreement, the Registered Deposit Agreement and the Registered ADSs are legal, valid and binding under the laws of Chile and such counsel knows of no reason why the courts of Chile would not give effect to the choice of New York law as the proper law of the Dealer Manager Agreement, the Registered Deposit Agreement and the Registered ADSs. The Bank has the legal capacity to sue and be sued in its own name under the laws of Chile. The Bank has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and has irrevocably appointed CT Corporation System as its designee, appointee and authorized agent for the purpose described in the Dealer Manager Agreement and in the Registered Deposit Agreement under the laws of Chile; the irrevocable submission of the Bank to the non-exclusive jurisdiction of the New York courts and the waivers by the Bank of any immunity and any objection to the venue of the proceeding in a New York court under the Dealer Manager Agreement and the Registered Deposit Agreement are legal, valid and binding under the laws of Chile and such counsel knows of no reason why the courts of Chile would not give effect to such submission and waivers; service of process in the manner set forth in Section 11 of the Dealer Manager Agreement and in the Registered Deposit Agreement will be effective to confer valid personal jurisdiction over the Bank under the laws of Chile; and the courts in Chile will recognize as valid and final, and will enforce, any final and conclusive judgment against the Bank obtained in a New York court arising out of or in relation to the obligations of the Bank under the Dealer Manager Agreement and the Registered Deposit Agreement;

(xvii) Except as described in the Exchange Offer Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Dealer Manager to Chile or any taxing authority thereof or therein in connection with (A) the execution and delivery of the Dealer Manager Agreement or the Registered Deposit Agreement, (B) the consummation by the Bank of the Exchange Offer or (C) the deposit with the Registered ADSs Depositary of the Common Stock against issuance of the Registered ADRs evidencing Registered ADSs

(xviii) Other than as described in the Exchange Offer Prospectus, under the current laws and regulations of Chile, all dividends and other distributions declared and payable on the Common Stock may be paid by the Bank to the Registered ADSs Depositary and to the holders of Registered ADRs, as applicable, in Chilean pesos that may be converted into foreign currency and freely transferred out of Chile.

FORM OF OPINION OF WHITE & CASE LLP

Pursuant to Section 5(a) of the Dealer Manager Agreement, the Bank shall have requested and caused White and Case LLP to furnish the Dealer Managers the opinion of such counsel, dated the Commencement Date and Settlement Date and addressed to the Dealer Manager, to the effect that:

(i) the Registration Statement and the ADR Registration Statement have become effective under the Act; any required filing of the Exchange Offer Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement and the ADR Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the ADR Registration Statement and the Exchange Offer Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Commencement Date and the Settlement Date the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Exchange Offer Prospectus as of the date thereof and on the Settlement Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

(ii) the Registered Deposit Agreement has been duly executed and delivered by the Bank and constitutes a legal, valid and binding instrument enforceable against the Bank in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(iii) The statements set forth in the Exchange Offer Prospectus under the heading “Description of the ADRs”, insofar as such statements purport to summarize certain provisions of the Registered Deposit Agreement, fairly summarize such provisions.

(iv) Upon issuance by the Registered ADS Depositary of the Registered ADRs evidencing Registered ADSs, against the deposit of the shares of Common Stock in accordance with the provisions of the Registered Deposit Agreement, the ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Registered Deposit Agreement;

(v) the Dealer Manager Agreement has been duly executed and delivered by the Bank and constitutes a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms.

(vi) The Bank is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(vii) The consummation of the Exchange Offer, and the performance by the Bank of its obligations under the Dealer Manager Agreement and the Registered Deposit Agreement, do not (i) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under any state securities or Blue Sky laws) and (ii) result in any violation of any provisions of the laws, rules or regulations of any governmental agency or body of the State of New York or the United States of America applicable to the Bank (but we express no opinion as to any violation of any provisions of state securities or Blue Sky laws or any disclosure obligations under United States federal securities laws).

(viii) The statements included in the Exchange Offer Prospectus under the heading “U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Registered ADSs.

(ix) Under the laws of the State of New York relating to submission to jurisdiction, the Bank has, pursuant to Section 10 of the Dealer Manager Agreement, assuming validity under the laws of the Republic of Chile, (i) validly and irrevocably submitted to the non-exclusive personal jurisdiction of any New York state or U S federal court in The City of New York and County of New York in any action arising out of or based upon the Purchase Agreement or the transactions contemplated thereby, (ii) validly waived any objection to the laying of venue of any such proceeding in any such court, and (iii) validly appointed CT Corporation as its authorized agent for service of process effected in the manner set forth in Section 10 of the Dealer Manager Agreement and Section 7.06 of the Registered Deposit Agreement, and (iv) service of process effected in the manner set forth in Section 10 of the Dealer Manager Agreement and Section 7.06 of the Registered Deposit Agreement will be effective to confer valid personal jurisdiction over the Bank in any such action.

Exhibit C

FORM OF OPINION OF EMMET, MARVIN & MARTIN, LLP

(a) the Registered Deposit Agreement has been duly authorized, executed and delivered by the Registered ADS Depositary and constitutes a valid and binding agreement of the Registered ADS Depositary enforceable against the Registered ADS Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity;

(b) the Registered ADS Depositary has full power and authority and legal right to execute and deliver the Registered Deposit Agreement and to perform its obligations thereunder; and

(c) Upon delivery by the Registered ADS Depositary of the Registered ADSs against the deposit of Shares in accordance with the provisions of the Registered Deposit Agreement, the Registered ADSs will be validly issued and will entitle the registered holders of the Registered ADSs to the rights specified in the Registered ADRs and in the Registered Deposit Agreement.

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